                                                                 May 24, 2002

Dillard's, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201

Ladies and Gentlemen:

         We have acted as counsel to Dillard's, Inc. , a Delaware corporation (the. "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to
7,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares").

         Based on our review of the Company's organizational documents, the 2000 Incentive and Nonqualified Stock
Option Plan (the "Plan")  pursuant to which the Shares are issuable and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and non-assessable.

         In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein:  (a) the Plan and the form of the option grant agreements underlying the Plan (the "Agreements"); (b) the Certificate of Incorporation and the Company's
Bylaws; (c) the Registration Statement; (d) minutes of directors' and stockholders' meetings, and (e) such other documents, certificates, records, and oral statements of public officials and the officers of the Company as we deemed necessary for the purpose of rendering opinions expressed herein.

Dillard's, Inc.
May 24, 2002
Page Two

         In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents, including the Agreements, executed by persons, legal or natural, other than the Company, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding.
We have also assumed the conformity of all Agreements to the form reviewed of such Agreements.

         This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, no opinion may be inferred or implied beyond the matters expressly stated in this letter.  We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of
Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

         We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the
Registration Statement.  In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as
amended, or the rules      or regulations promulgated by the Securities and Exchange Commission thereunder.

         This opinion letter is rendered as of the date set forth above, and we have no continuing obligation to inform you of any changes in the applicable law or the facts after such date or facts after such date or facts of which we become aware after the date hereof, even though such changes could affect our opinions expressed herein.

                                                     Very truly yours,

                                                     FRIDAY, ELDREDGE & CLARK, LLP